Exhibit 99.1

FOR IMMEDIATE RELEASE APRIL 30, 2025	FOR FURTHER INFORMATION CONTACT SHAREHOLDER SERVICES (219) 853-7575

FINWARD BANCORP

ANNOUNCES EARNINGS FOR THE QUARTER ENDED

MARCH 31, 2025

Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the “Bank”), today announced that net income available to common stockholders was $456 thousand, or $0.11 per diluted share, for the quarter ended March 31, 2025, as compared to $2.1 million, or $0.49 per diluted share for the quarter ended December 31, 2024, and as compared to $9.3 million or $2.17 per diluted share for the quarter ended March 31, 2024. Selected performance metrics are as follows for the periods presented:

Finward Bancorp
Quarterly Financial Report

Performance Ratios	Quarter ended,
(unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Return on equity	1.17%	5.39%	1.60%	0.39%	24.97%
Return on assets	0.09%	0.41%	0.12%	0.03%	1.77%
Tax adjusted net interest margin (Non-GAAP)	2.95%	2.79%	2.66%	2.67%	2.57%
Noninterest income / average assets	0.43%	0.72%	0.55%	0.50%	2.57%
Noninterest expense / average assets	2.81%	2.75%	2.80%	2.79%	2.86%
Efficiency ratio	93.11%	87.20%	97.32%	98.56%	59.41%

“Margin continued to expand in the first quarter as deposits repriced lower, continuing the trend we have seen over the past year. With economic uncertainty potentially increasing, we are maintaining our focus on capital and credit quality. Non-performing loans improved in the first quarter, and our Provision for Credit Loss was driven by model-related factors that reflect the broader trends we see in the economy. Seasonal and timing factors impacted operating expense and non-interest income, and we see opportunity in both areas as the year moves forward,” said Benjamin Bochnowski, CEO. “Our team remains focused on continued improvement in operating results, and on serving our customers and communities.”

Highlights of the current period include:

●

Net Interest Margin - The net interest margin for the quarter ended March 31, 2025, was 2.81%, compared to 2.65% for the quarter ended December 31, 2024. The tax-adjusted net interest margin (a non-GAAP measure) for the quarter ended March 31, 2025, was 2.95%, compared to 2.79% for the quarter ended December 31, 2024. The increased net interest margin for the three months ended March 31, 2025 compared to December 31, 2024 is primarily the result of reduced deposit and borrowing costs as a result of the Federal Reserve’s reduction of federal funds rates during the last four months of 2024. See Table 1 at the end of this press release for a reconciliation of the tax-adjusted net interest margin to the GAAP net interest margin.

●

Funding - As of March 31 2025, deposits totaled $1.8 billion, a decrease of $10.2 million, or 0.6% compared to December 31, 2024, which also totaled $1.8 billion. As of March 31, 2025, non-interest-bearing deposits totaled $281.5 million, an increase of $18.1 million or 6.9%, compared to December 31, 2024. Core deposits totaled $1.2 billion at both March 31, 2025 and December 31, 2024. Core deposits include checking, savings, and money market accounts and represented 68.9% of the Bancorp’s total deposits at March 31, 2025. As of March 31, 2025, balances for certificates of deposit totaled $544.8 million, compared to $560.3 million on December 31, 2024, a decrease of $15.5 million or 2.8%. The decline in total portfolio deposits is primarily related to cyclical flows and continued adjustments to deposit pricing. The increase in non-interest-bearing deposits is primarily attributable to inflows of business-related checking deposits after year-end. In addition, as of March 31, 2025, borrowings and repurchase agreements totaled $101.7 million, a decrease of $3.4 million or 3.2%, compared to December 31, 2024. The decrease in short-term borrowings was the result of cyclical inflows and outflows of interest-earning assets and interest-bearing liabilities.

As of March 31, 2025, 72% of our deposits are fully FDIC insured, and another 9% are further backed by the Indiana Public Deposit Insurance Fund. The Bancorp’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, contractual loan repayments, and access to diversified borrowing sources. As of March 31, 2025, the Bancorp had available liquidity of $697 million including borrowing capacity from the FHLB and Federal Reserve facilities.

●

Securities Portfolio - Securities available for sale balances decreased by $3.5 million to $330.1 million as of March 31, 2025, compared to $333.6 million as of December 31, 2024.  The decrease in securities available for sale was primarily due to continued portfolio runoff. Accumulated other comprehensive loss ("AOCL") was $58.2 million as of March 31, 2025, compared to $58.1 million on December 31, 2024, a decline of $160.4 thousand, or 0.3%. The yield on the securities portfolio increased to 2.38% for the three months ended March 31, 2025 from 2.34% for the three months ended December 31, 2024. Management did not execute any securities sale transactions during the quarter.

●

Lending - The Bank’s aggregate loan portfolio totaled $1.5 billion on both March 31, 2025 and December 31, 2024. During the three months ended March 31, 2025, the Bank originated $36.7 million in new commercial loans, compared to $25.0 million during the three months ended December 31, 2024. The loan portfolio represents 79.1% of earning assets and is comprised of 62.6% commercial-related credits. At March 31, 2025, the Bancorp’s portfolio loan balances in commercial real estate owner occupied properties totaled $236.9 million or 15.7% of total loan balances and commercial real estate non-owner-occupied properties totaled $302.8 million or 20.1% of total loan balances. Of the $302.8 million in commercial real estate non-owner-occupied properties balances, loans collateralized by office buildings represented $40.4 million or 2.7% of total loan balances.

●

Asset Quality - At March 31, 2025, non-performing loans totaled $12.5 million, compared to $13.7 million at December 31, 2024, a decrease of $1.3 million or 9.1%. The Bank’s ratio of non-performing loans to total loans was 0.84% at March 31, 2025, compared to 0.91% at December 31, 2024. The Bank’s ratio of non-performing assets to total assets was 0.69% at March 31, 2025, compared to 0.74% at December 31, 2024. Management maintains a vigilant oversight of nonperforming loans through proactive relationship management.

The allowance for credit losses (ACL) on loans totaled $17.9 million at March 31, 2025, or 1.20% of total loans receivable, compared to $16.9 million at December 31, 2024, or 1.12% of total loans receivable, an increase of $1 million or 6.2%. The Bank’s unused commitment reserve, included in other liabilities, totaled $2.1 million at March 31, 2025, compared to $2.7 million at December 31, 2024, a decrease of $622 thousand or 22.7%.

For the quarter ended March 31, 2025, the Bank recorded a net provision for credit loss expense totaling $454 thousand based on historical loss rate updates, migration of loan and unfunded commitment segment balances, and other factors within the Bank’s ACL modeling. The first quarter’s provision expense consisted of a $1.1 million provision for credit losses on loans, and a $623 thousand reversal of provision for credit losses on unused commitments. The decrease in the Bank’s unused commitment reserve was primarily due to lower loss rates. For the quarter ended March 31, 2025, net charge-offs, totaled $32.7 thousand, compared to $2.2 million for the quarter ended December 31, 2024, a decrease of $2.1 million, or a decline of 97.2%. The ACL as a percentage of non-performing loans, or coverage ratio, was 143.8% at March 31, 2025 compared to 123.1% at December 31, 2024.

●

Operating Expenses - Non-interest expense as a percentage of average assets was 2.81% for the quarter ended March 31, 2025, as compared to 2.75% for the quarter ended December 31, 2024. The increase in non-interest expenses quarter over quarter was primarily attributable to increased compensation and benefit expenses offset by reduced data processing and marketing expenses. The Bank remains focused on identifying additional operating efficiencies and third-party expense reductions. Compensation and benefits expense is up 3.7% for the quarter ended March 31, 2025, compared to the quarter ended March 31, 2024, primarily due to annual merit-based salary increases during the quarter ended March 31, 2025.

●

Capital Adequacy - As of March 31, 2025, the Bank’s tier 1 capital to adjusted average assets ratio was 8.48%, an improvement of 0.01% compared to 8.47% at December 31, 2024. The Bank’s capital continues to exceed all applicable regulatory capital requirements as set forth in 12 C.F.R. § 324. The Bancorp’s tangible book value per share was $29.55 at March 31, 2025, up from $29.48 as of December 31, 2024 (a non-GAAP measure). Tangible common equity to total assets was 6.26% at March 31, 2025, up from 6.17% as of December 31, 2024 (a non-GAAP measure). Excluding accumulated other comprehensive losses, tangible book value per share increased to $43.02 as of March 31, 2025, from $42.94 as of December 31, 2024 (a non-GAAP measure). See Table 1 at the end of this press release for a reconciliation of the tangible book value per share, tangible book value per share adjusted for other accumulated comprehensive losses, tangible common equity as a percentage of total assets, and tangible common equity as a percentage of total assets adjusted for accumulated other comprehensive losses to the related GAAP ratios.

Disclosures Regarding Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. In this press release, the Bancorp also provides certain financial measures identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of tangible common equity, tangible common equity adjusted for accumulated other comprehensive losses, tangible book value per share, tangible book value per share adjusted for accumulated other comprehensive losses, tangible common equity/total assets, tax-adjusted net interest margin, and efficiency ratio, which can vary from period to period, provides a better comparison of period to period operating performance. The adjusted net interest income and tax-adjusted net interest margin measures recognize the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to Table 1 – Reconciliation of Non-GAAP Financial Measures at the end of this document for a reconciliation of the non-GAAP measures identified herein and their most comparable GAAP measures.

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 26 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in domestic and international trade policies, including tariffs and other non-tariff barriers, and the effects of such changes on the Bank and its customers; the Bank’s ability to demonstrate compliance with the terms of the previously disclosed consent order and memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; the aggregate effects of inflation experienced in recent years; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, regulatory actions by the Federal Deposit Insurance Corporation and Indiana Department of Financial Institutions, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, The Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.

Finward Bancorp
Quarterly Financial Report

Performance Ratios	Quarter ended,
(unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Return on equity	1.17%	5.39%	1.60%	0.39%	24.97%
Return on assets	0.09%	0.41%	0.12%	0.03%	1.77%
Yield on loans	5.25%	5.27%	5.22%	5.11%	5.02%
Yield on security investments	2.38%	2.34%	2.37%	2.43%	2.37%
Total yield on earning assets	4.71%	4.74%	4.70%	4.64%	4.52%
Cost of interest-bearing deposits	2.17%	2.41%	2.47%	2.37%	2.36%
Cost of repurchase agreements	3.35%	3.65%	4.04%	3.86%	3.88%
Cost of borrowed funds	4.12%	4.31%	4.56%	4.95%	4.62%
Total cost of interest-bearing liabilities	2.28%	2.53%	2.63%	2.55%	2.53%
Tax adjusted net interest margin[1]	2.95%	2.79%	2.66%	2.67%	2.57%
Noninterest income / average assets	0.43%	0.72%	0.55%	0.50%	2.57%
Noninterest expense / average assets	2.81%	2.75%	2.80%	2.79%	2.86%
Efficiency ratio	93.11%	87.20%	97.32%	98.56%	59.41%

Non-performing assets to total assets	0.69%	0.74%	0.73%	0.61%	0.64%
Non-performing loans to total loans	0.84%	0.91%	0.92%	0.75%	0.78%
Allowance for credit losses to non-performing loans	143.84%	123.10%	134.12%	161.17%	159.12%
Allowance for credit losses to loans receivable	1.20%	1.12%	1.23%	1.22%	1.25%

Basic earnings per share	$0.11	$0.49	$0.14	$0.03	$2.18
Diluted earnings per share	$0.11	$0.49	$0.14	$0.03	$2.17
Stockholders' equity / total assets	7.44%	7.35%	7.69%	7.16%	7.32%
Book value per share	$35.10	$35.10	$36.99	$34.45	$35.17
Closing stock price	$29.10	$28.11	$31.98	$24.52	$24.60
Price to earnings per share ratio	68.08	14.25	56.21	182.60	2.82
Dividends declared per common share	$0.12	$0.12	$0.12	$0.12	$0.12

Non-GAAP Performance Ratios	Quarter ended,
(unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Net interest margin - tax equivalent	2.95%	2.79%	2.66%	2.67%	2.57%
Tangible book value per diluted share	$29.55	$29.48	$31.28	$28.67	$29.30
Tangible book value per diluted share adjusted for AOCL	$43.02	$42.94	$42.47	$42.33	$42.36
Tangible common equity to total assets	6.26%	6.17%	6.51%	5.95%	6.09%
Tangible common equity to total assets adjusted for AOCL	9.12%	8.99%	8.83%	8.79%	8.81%

(1) Tax adjusted net interest margin represents a non-GAAP financial measure. See the non-GAAP reconciliation table section captioned “Non-GAAP Financial Measures” for further disclosure regarding non-GAAP financial measures

Quarter Ended
(Dollars in thousands)	Average Balances, Interest, and Rates
(unaudited)	March 31, 2025			December 31, 2024
	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
ASSETS
Interest bearing deposits in other financial institutions	$53,553	$540	4.03	$50,271	$650	5.17
Federal funds sold	1,375	12	3.49	891	9	4.04
Securities available-for-sale	336,060	1,998	2.38	343,411	2,011	2.34
Loans receivable	1,498,312	19,655	5.25	1,504,233	19,802	5.27
Federal Home Loan Bank stock	6,547	136	8.31	6,547	123	7.51
Total interest earning assets	1,895,847	$22,341	4.71	1,905,353	$22,595	4.74
Cash and non-interest bearing deposits in other financial institutions	27,919			27,360
Allowance for credit losses	(16,946)			(18,110)
Other noninterest bearing assets	153,148			154,707
Total assets	$2,059,968			$2,069,310

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,481,377	$8,044	2.17	$1,465,198	$8,811	2.41
Repurchase agreements	41,631	349	3.35	43,372	396	3.65
Borrowed funds	61,613	635	4.12	72,536	781	4.31
Total interest bearing liabilities	1,584,621	$9,028	2.28	1,581,106	$9,988	2.53
Non-interest bearing deposits	279,013			289,467
Other noninterest bearing liabilities	40,923			42,944
Total liabilities	1,904,557			1,913,517
Total stockholders' equity	155,411			155,793
Total liabilities and stockholders' equity	$2,059,968			$2,069,310

Net interest income		$13,313			$12,607
Return on average assets	0.09%			0.41%
Return on average equity	1.17%			5.39%
Net interest margin (average earning assets)	2.81%			2.65%
Net interest margin (average earning assets) - tax equivalent	2.95%			2.79%
Net interest spread	2.43%			2.21%
Ratio of interest-earning assets to interest-bearing liabilities	1.20x			1.21x

Finward Bancorp
Quarterly Financial Report

Balance Sheet Data
(Dollars in thousands)
(unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
ASSETS

Cash and non-interest bearing deposits in other financial institutions	$18,563	$17,883	$23,071	$19,061	$16,418
Interest bearing deposits in other financial institutions	52,829	52,047	48,025	63,439	54,755
Federal funds sold	975	654	553	707	607

Total cash and cash equivalents	72,367	70,584	71,649	83,207	71,780

Securities available-for-sale	330,127	333,554	350,027	339,585	346,233
Loans held-for-sale	2,849	1,253	2,567	1,185	667
Loans receivable, net of deferred fees and costs	1,491,696	1,508,976	1,508,242	1,506,398	1,508,251
Less: allowance for credit losses	(17,955)	(16,911)	(18,516)	(18,330)	(18,805)
Net loans receivable	1,473,741	1,492,065	1,489,726	1,488,068	1,489,446
Federal Home Loan Bank stock	6,547	6,547	6,547	6,547	6,547
Accrued interest receivable	7,821	7,721	7,442	7,695	7,583
Premises and equipment	46,680	47,259	47,912	48,696	47,795
Foreclosed real estate	-	-	-	-	71
Cash value of bank owned life insurance	33,712	33,514	33,312	33,107	32,895
Goodwill	22,395	22,395	22,395	22,395	22,395
Other intangible assets	1,635	1,860	2,203	2,555	2,911
Other assets	41,840	43,947	40,882	44,027	43,459

Total assets	$2,039,714	$2,060,699	$2,074,662	$2,077,067	$2,071,782

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
Non-interest bearing	$281,461	$263,324	$285,157	$286,784	$296,959
Interest bearing	1,468,923	1,497,242	1,463,653	1,469,970	1,450,519
Total	1,750,384	1,760,566	1,748,810	1,756,754	1,747,478
Repurchase agreements	45,053	40,116	43,038	42,973	41,137
Borrowed funds	56,657	65,000	85,000	85,000	90,000
Accrued expenses and other liabilities	35,813	43,603	38,259	43,709	41,586

Total liabilities	1,887,907	1,909,285	1,915,107	1,928,436	1,920,201

Commitments and contingencies

Stockholders' Equity:

Preferred stock, no par or stated value; 10,000,000 shares authorized, none outstanding	-	-	-	-	-
Common stock, no par or stated value; 10,000,000 shares authorized;shares issued and outstanding: March 31, 2025 - 4,324,485 December 31, 2024 - 4,313,698	-	-	-	-	-
Additional paid-in capital	70,132	70,034	69,916	69,778	69,727
Accumulated other comprehensive loss	(58,244)	(58,084)	(48,241)	(58,939)	(56,313)
Retained earnings	139,919	139,464	137,880	137,792	138,167

Total stockholders' equity	151,807	151,414	159,555	148,631	151,581

Total liabilities and stockholders' equity	$2,039,714	$2,060,699	$2,074,662	$2,077,067	$2,071,782

Finward Bancorp
Quarterly Financial Report

Consolidated Statements of Income
(Dollars in thousands)	Quarter Ended,
(unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Interest income:
Loans	$19,655	$19,802	$19,660	$19,174	$18,879
Securities & short-term investments	2,686	2,793	2,812	2,953	3,105
Total interest income	22,341	22,595	22,472	22,127	21,984
Interest expense:
Deposits	8,045	8,812	8,946	8,610	8,794
Borrowings	983	1,176	1,520	1,463	1,410
Total interest expense	9,028	9,988	10,466	10,073	10,204
Net interest income	13,313	12,607	12,006	12,054	11,780
Provision for credit losses	454	(579)	-	76	-
Net interest income after provision for credit losses	12,859	13,186	12,006	11,978	11,780
Noninterest income:
Fees and service charges	1,109	1,439	1,463	1,257	1,153
Wealth management operations	619	728	731	763	633
Gain on tax credit investment	67	1,236	-	-	-
Gain on sale of loans held-for-sale, net	230	328	338	320	152
Increase in cash value of bank owned life insurance	198	202	205	212	193
Gain (loss) on sale of real estate	-	(212)	-	15	11,858
Loss on sale of securities, net	-	-	-	-	(531)
Other	6	11	130	6	17
Total noninterest income	2,229	3,732	2,867	2,573	13,475
Noninterest expense:
Compensation and benefits	7,372	6,628	6,963	7,037	7,109
Occupancy and equipment	2,111	2,045	2,181	2,116	1,908
Data processing	1,039	1,202	1,165	1,135	1,170
Federal deposit insurance premiums	433	457	435	397	501
Marketing	86	220	209	212	158
Professional and outside services	1,260	1,341	1,251	1,257	1,557
Technology	454	509	602	507	625
Other	1,716	1,845	1,668	1,756	1,976
Total noninterest expense	14,471	14,247	14,474	14,417	15,004
Income before income taxes	617	2,671	399	134	10,251
Income tax expenses (benefit)	161	569	(207)	(9)	972
Net income	$456	$2,102	$606	$143	$9,279

Earnings per common share:
Basic	$0.11	$0.49	$0.14	$0.03	$2.18
Diluted	$0.11	$0.49	$0.14	$0.03	$2.17

Finward Bancorp
Quarterly Financial Report

Asset Quality
(Dollars in thousands)
(unaudited)	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Nonaccruing loans	$12,483	$13,738	$13,806	$11,079	$11,603
Accruing loans delinquent more than 90 days	-	-	-	294	215
Securities in non-accrual	1,630	1,419	1,440	1,371	1,442
Foreclosed real estate	-	-	-	-	71
Total nonperforming assets	$14,113	$15,157	$15,246	$12,744	$13,331

Allowance for credit losses (ACL):
ACL specific allowances for collateral dependent loans	$259	$284	$1,821	$1,327	$1,455
ACL general allowances for loan portfolio	17,696	16,627	16,695	17,003	17,351
Total ACL	$17,955	$16,911	$18,516	$18,330	$18,806

(Dollars in thousands)					Minimum Required To Be
(unaudited)			Minimum Required For		Well Capitalized Under Prompt
	Actual		Capital Adequacy Purposes		Corrective Action Regulations
March 31, 2025	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common equity tier 1 capital to risk-weighted assets	$178,036	11.02%	$72,679	4.50%	$104,981	6.50%
Tier 1 capital to risk-weighted assets	$178,036	11.02%	$96,906	6.00%	$129,207	8.00%
Total capital to risk-weighted assets	$198,107	12.27%	$129,207	8.00%	$161,509	10.00%
Tier 1 capital to adjusted average assets	$178,036	8.48%	$84,019	4.00%	$105,023	5.00%

Table 1 - Reconciliation of the Non-GAAP Performance Measures

(Dollars in thousands)	Quarter Ended,					Nine months ended,
(unaudited)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	March 31, 2025	March 31, 2024
Calculation of tangible common equity
Total stockholder's equity	$151,807	$151,414	$159,555	$148,631	$151,581	$151,807	$151,581
Goodwill	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)
Other intangibles	(1,635)	(1,860)	(2,203)	(2,555)	(2,911)	(1,635)	(2,911)
Tangible common equity	$127,777	$127,159	$134,957	$123,681	$126,275	$127,777	$126,275

Calculation of tangible common equity adjusted for accumulated other comprehensive loss
Tangible common equity	$127,777	$127,159	$134,957	$123,681	$126,275	$127,777	$126,275
Accumulated other comprehensive loss	58,244	58,084	48,241	58,939	56,313	58,244	56,313
Tangible common equity adjusted for accumulated other comprehensive loss	$186,021	$185,243	$183,198	$182,620	$182,588	$186,021	$182,588

Calculation of tangible book value per share
Tangible common equity	$127,777	$127,159	$134,957	$123,681	$126,275	$127,777	$126,275
Shares outstanding	4,324,485	4,313,698	4,313,940	4,313,940	4,310,251	4,324,485	4,310,251
Tangible book value per diluted share	$29.55	$29.48	$31.28	$28.67	$29.30	$29.55	$29.30

Calculation of tangible book value per diluted share adjusted for accumulated other comprehensive loss
Tangible common equity adjusted for accumulated other comprehensive loss	$186,021	$185,243	$183,198	$182,620	$182,588	$186,021	$182,588
Shares outstanding	4,324,485	4,313,698	4,313,940	4,313,940	4,310,251	4,324,485	4,310,251
Tangible book value per diluted share adjusted for accumulated other comprehensive loss	$43.02	$42.94	$42.47	$42.33	$42.36	$43.02	$42.36

Calculation of tangible common equity to total assets
Tangible common equity	$127,777	$127,159	$134,957	$123,681	$126,275	$127,777	$126,275
Total assets	2,039,714	2,060,699	2,074,662	2,077,067	2,071,782	2,039,714	2,071,782
Tangible common equity to total assets	6.26%	6.17%	6.51%	5.95%	6.09%	6.26%	6.09%

Calculation of tangible common equity to total assets adjusted for accumulated other comprehensive loss
Tangible common equity adjusted for accumulated other comprehensive loss	$186,021	$185,243	$183,198	$182,620	$182,588	$186,021	$182,588
Total assets	2,039,714	2,060,699	2,074,662	2,077,067	2,071,782	2,039,714	2,071,782
Tangible common equity to total assets adjusted for accumulated other comprehensive loss	9.12%	8.99%	8.83%	8.79%	8.81%	9.12%	8.81%

Calculation of tax adjusted net interest margin
Net interest income	$13,313	$12,607	$12,006	$12,054	$11,780	$13,313	$11,780
Tax adjusted interest on securities and loans	670	674	678	677	699	2,054	2,234
Adjusted net interest income	$13,983	13,281	12,684	12,731	$12,479	$15,367	$14,014
Total average earning assets	1,895,847	1,905,353	1,910,731	1,906,998	1,945,501	1,921,039	1,945,501
Tax adjusted net interest margin	2.95%	2.79%	2.66%	2.67%	2.57%	1.07%	0.96%

Efficiency ratio
Total non-interest expense	$14,471	$14,247	$14,474	$14,417	$15,004	$14,471	$15,004
Total revenue	15,542	16,339	14,873	14,627	25,255	15,542	25,255
Efficiency ratio	93.11%	87.20%	97.32%	98.56%	59.41%	93.11%	59.41%